Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use, in this Registration Statement on Form S-8, of our report, which included an explanatory paragraph concerning the Company's ability to continue as a going concern, dated April 12, 2002 relating to the balance sheet of Water Chef, Inc. as of December 31, 2001 and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2001 and 2000.


                                            /s/ Feldman Sherb & Co.,  P.C.
                                            ------------------------------------
                                            Feldman Sherb & Co., P.C.
                                            Certified Public Accountants

May 1, 2002
New York, New York